AMENDMENT NO. 2 TO
                  AMENDED AND RESTATED ADMINISTRATION AGREEMENT


     This Amendment No. 2 dated as of February 9, 1999, is entered into by ENDEAVOR MANAGEMENT CO. (the "Company") and FIRST DATA INVESTOR SERVICES GROUP, INC. ("Investor Services Group").

         WHEREAS, Endeavor Investment Advisers ("EIA") and Investor Services Group entered into an Amended and Restated Administration Agreement dated as of July 1, 1997 (the "Agreement");

         WHEREAS, EIA, effective January 1, 1999, assigned all of its rights and obligations under the Agreement to the Company;

         WHEREAS, the Company and Investor Services Group wish to amend the Agreement to revise certain Schedules to the Agreement;

         NOW, THEREFORE, the parties hereto, intending to be legally bound hereby, hereby agree as follows:

         I. Schedule A to the Agreement shall be deleted in its entirety and: replaced with the attached Schedule A.

         II. Schedule B to the Agreement shall be deleted in its entirety and :replaced with the attached Schedule B.

         III. Except to the extent amended hereby, the Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed in all respects as amended hereby.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date and year first written above.

                                    ENDEAVOR MANAGEMENT CO.


                                    By:      /s/Vincent J. McGuinness, Jr.
                                             ------------------------------
                                             Vincent J. McGuinness, Jr.


                                    FIRST DATA INVESTOR SERVICES
                                    GROUP, INC.


                                    By:      /s/Barbara L. Worthen
                                             ------------------------------


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                                   SCHEDULE A

                         Endeavor Money Market Portfolio
                       Endeavor Asset Allocation Portfolio
                   T. Rowe Price International Stock Portfolio
                         Endeavor Value Equity Portfolio
                        Dreyfus Small Value Cap Portfolio
                  Dreyfus U.S. Government Securities Portfolio
                      T. Rowe Price Equity Income Portfolio
                      T. Rowe Price Growth Stock Portfolio
                      Endeavor Opportunity Value Portfolio
                        Endeavor Enhanced Index Portfolio
                          Endeavor Select 50 Portfolio
                          Endeavor High Yield Portfolio
                         Endeavor Janus Growth Portfolio






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                                   SCHEDULE B

                                  FEE SCHEDULE

The Company shall pay Investor Services Group the following fees for servicing the Existing Portfolios (as hereinafter defined):

o a flat fee of $650,000 per annum, provided that the aggregate net assets of the Existing Portfolios do not exceed $1 billion.

o if the aggregate net assets of the Existing Portfolios exceed $1 billion, Investor Services Group shall also be entitled to receive a fee of .01% of any net assets in excess of $1 billion in addition to the flat fee of $650,000.

o if the aggregate net assets of the Existing Portfolios fall below $850 million, the foregoing fees will be subject to renegotiation.

The "Existing Portfolios" shall consist of Endeavor Money Market Portfolio, Endeavor Asset Allocation Portfolio, T. Rowe Price International Stock Portfolio, Endeavor Value Equity Portfolio, Dreyfus Small Cap Value Portfolio, Dreyfus U.S. Government Securities Portfolio, T. Rowe Price Equity Income Portfolio, T. Rowe Price Growth Stock Portfolio, Endeavor Opportunity Value Portfolio and Endeavor Enhanced Index Portfolio.

In addition the Company shall pay Investor Services Group the following fees for servicing the Endeavor Select 50 Portfolio, the Endeavor High Yield Portfolio and the Endeavor Janus Growth Portfolio:

         Flat fee:

                  $40,000 per fund per annum which will be added to the flat fee of $650,000 per annum

                  First year flat fee will be reduced by $10,000 per annum (with respect to the Endeavor Select 50 Portfolio only).

         Asset Based Fee:

                  An additional fee of .01% on the net assets of the Endeavor Select 50 Portfolio, the Endeavor High Yield Portfolio and the Endeavor Janus Growth Portfolio will be charged.

o Investor Services Group shall be entitled to collect all out-of-pocket fees described in Schedule C to the Agreement.




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